Exhibit 99.1
PlanetOut Reports Fourth-Quarter and Full-Year 2005 Results
Posts 43 Percent Revenue and 29 Percent EBITDA Growth Over 2004;
Bolsters Position as Largest LGBT-Focused
Media and Entertainment Company
SAN FRANCISCO, Calif. — February 14, 2006 — PlanetOut Inc. (Nasdaq: LGBT) today reported its financial results for the fourth quarter and full year ended December 31, 2005.
“We’re very pleased with PlanetOut’s record revenue and earnings and with the company’s transformative achievements during full year 2005. Among these accomplishments was the November acquisition of LPI Media, publisher of The Advocate and OUT, the two LGBT magazines with the largest audited circulation in the U.S., as well as acclaimed Web sites and e-commerce sites,” said Lowell Selvin, chairman and chief executive officer, PlanetOut Inc.
“Furthermore, we recently announced an agreement to acquire RSVP Productions, Inc., one of the world’s leading marketers of travel and events designed for gay and lesbian consumers,” Selvin said. “This acquisition, which is expected to be accretive to earnings and close late in the first quarter of 2006, would provide additional strength and balance to our revenue mix. LPI and RSVP, in addition to our recently announced partnerships with the founder of the modern-day Dinah Shore Weekend and with NBC Universal’s Bravo TV, build on our position as the leading media and entertainment company focused on the global LGBT community with the ability to market across platforms while leveraging the strength of our online marketing engine in 2006 and beyond.”
Fourth-Quarter and Full-Year Financial Results
Revenue — Total revenue for the fourth quarter of 2005 was $13.3 million, up 87 percent compared to $7.1 million for the same period one year ago. This increase reflected, in part, contributions from the company’s recent acquisition of LPI Media and its related entities. Total revenue for 2005 was $35.6 million, up 43 percent compared with $25.0 million for 2004.
Advertising services revenue for the fourth quarter of 2005 was $5.7 million, up from $2.1 million for the fourth quarter of 2004. Full year 2005 advertising services revenue was $11.7 million, up from $6.5 million for full year 2004.
Subscription services revenue for the fourth quarter of 2005 was $6.0 million, up from $4.6 million for the fourth quarter of 2004. Full year 2005 subscription services revenue was $21.1 million, up from $16.8 million for full year 2004.
Transaction services revenue for fourth-quarter 2005 was $1.6 million, up from $367,000 for the same quarter a year ago. Full year 2005 transaction services revenue was $2.7 million, compared with $1.6 million for full year 2004.
Adjusted EBITDA — Adjusted EBITDA for the fourth quarter of 2005 was $2.4 million, up 47 percent from $1.6 million for the same quarter a year ago. For full year 2005, Adjusted EBITDA was $6.5 million, up 29 percent from $5.0 million for full year 2004.

Net Income and Earnings Per Share — GAAP net income for the fourth quarter of 2005 was $678,000, or $0.04 per basic and diluted share, compared with a net loss of $92,000 for the same quarter a year ago. These figures reflect, in part, the impact of an increase in non-cash stock-based compensation charges during the fourth quarter of 2005 related to the acceleration of employee stock options prior to the company’s adoption of SFAS 123R effective January 1, 2006. Stock-based compensation charges for the fourth quarter of 2005 were $747,000, compared to $410,000 for the fourth quarter of 2004. Net income for full year 2005 was $2.7 million, compared with a net loss of $537,000 for full year 2004.
For the fourth quarter of 2005, Adjusted net income, or net income excluding non-cash stock-based compensation expenses, was $1.4 million, or $0.08 per basic and diluted shares, up from $318,000 for the fourth quarter of 2004. Adjusted net income for full year 2005 was $3.7 million, or $0.22 per basic and $0.20 per diluted share, up from $1.6 million for full year 2004.
Adjusted EBITDA, GAAP net income, and Adjusted net income all reflect, among other items, the impact of increased public company expenses, including compliance with the Sarbanes-Oxley Act, and non-capitalizable acquisition and integration expenses associated with the LPI Media and RSVP transactions.
“We’re delighted to have ended the year on such a high note, with strong top- and bottom-line growth. We achieved this growth while making important investments in acquisitions, integration, technology and marketing,” said Jeff Soukup, executive vice president and chief operating officer of PlanetOut Inc. “Through these investments, PlanetOut has become an even stronger and more diversified market leader. We believe our broader footprint in the LGBT market should drive exciting growth opportunities in 2006 and beyond.”
Please refer to the “Note to Unaudited Condensed Consolidated Statements of Operations” for definitions of certain key financial measures used here and in the “Business Outlook” sections of this press release.
Fourth-Quarter and Recent Business Highlights
•	Acquired and began leveraging LPI Media, publisher of The Advocate and OUT, creating the world’s largest media company focused on the LGBT market with a larger, more diverse foundation for combined growth in online and offline channels and deepening the company’s reach even further into the LGBT market, which in the United States alone is estimated as 15 million adult gays and lesbians accounting for $610 billion in economic buying power.

•	Signed agreement to acquire RSVP Productions, one of the world’s largest and most respected gay and lesbian travel and events marketers, further diversifying and balancing PlanetOut’s revenue mix and strengthening the company’s footprint in the estimated $65-billion-a-year gay and lesbian travel market. The acquisition, which is expected to close in March 2006 and be immediately accretive to earnings, broadens PlanetOut’s ability to address advertisers’ desire to target the gay and lesbian market with multimedia, multi-platform marketing and sponsorship programs.

•	Achieved growth in advertising services revenue, which represented 43 percent of total fourth-quarter revenue, driven by the company’s leadership position in gay media, its expansion across multiple advertising categories and by increased ad inventory, including inventory from advertising network partners. First-time brand advertisers during 2005 included Anheuser Busch, Sears, Intel and Washington Mutual. The acquisition of LPI enhances PlanetOut’s position as the “go-to” source for advertising products and services targeting the LGBT community, offering advertisers unparalleled reach and multi-media marketing opportunities across the company’s complementary platforms.
•	PlanetOut’s more attractive and expanded multi-platform advertising channel has enabled it to sign a strong lineup of first-time advertisers so far this year, despite the fact that the first quarter is consistently a slower period in advertising as the company expects it to be again in 2006. These first time programs, which are planned to run in the first or second quarter on one or more of PlanetOut’s digital and print properties, include SKYY Vodka, GlaxoSmithKline’s Abreva and Wellbutrin, Omega, Kohler, Ralph Lauren, Just for Men and BMW. PlanetOut also partnered with Stolichnaya, another first-time advertiser, on the launch of its 2006 integrated LGBT marketing strategy, which included a film premiere at this year’s Sundance Film Festival.

•	Expanded Local Scene, including a local business listings directory to drive local business advertising opportunities. The addition of Local Scene is anticipated to provide the added benefit of increasing member online usage by boosting the value of PlanetOut’s online content and adding a new and diversified advertising client base.

•	Increased online subscription services revenue and visibility by driving online subscribers to longer-term, higher-value plans. Annual online plan composition increased to 60 percent for the fourth quarter of 2005 from 43 percent for the fourth quarter of 2004, while annual plan subscribers grew by approximately 75 percent year-over-year. For full year 2005, total paid subscribers for Gay.com and PlanetOut.com increased by 23 percent to 157,400.

•	Drove success with international marketing campaign for PlanetOut online subscriptions, which was launched on October 1, 2005, and by the end of the fourth quarter had resulted in approximately 120,000 new free trial members, with significant inroads in Mexico, the U.K., Australia, and Argentina, among other important markets. Due to this “gratis” campaign, the company’s international membership has grown 30 percent over the comparable period in 2004.

•	Demonstrated low cost acquisition model and synergy between online and print thus far in the current quarter. PlanetOut’s cross-platform bundling initiatives are anticipated to help grow the company’s total print circulation, as the company previously demonstrated by delivering almost 110,000 subscribers for six different publishing vehicles in 2005. Following on that success, in the first 40 days of the first quarter of 2006, the company added over 4,500 OUT magazine subscribers by bundling OUT with Gay.com online premium subscriptions. Ninety-four percent of the subscribers gained through this bundling effort were incremental, new subscribers to OUT.

•	Teamed up with NBC Universal’s Bravo TV to become the exclusive sales agent for OutzoneTV.com, a broadband channel specifically targeting gay and lesbian online viewers. As a result of this ground-breaking partnership, PlanetOut expects to expand its sellable video inventory and extend its leadership position in providing innovative advertising solutions for national advertisers.
•	PlanetOut Video was further expanded with a partnership with Wolfe video adding to existing distribution agreements with here! Networks, Q Television Network and the Sundance Channel. In addition, PlanetOut’s strategic alliance with MTVN’s Logo resulted in the production and cable broadcast of the OUT100 event and premiere of The Advocate Newsmagazine show. Through these opportunities, PlanetOut expands its rich media offerings, broadens its advertising base and adds new platforms to its growing base of owned and strategic marketing platforms.

•	Strengthened core technology and product delivery capability by enhancing numerous product delivery and technology processes, strengthening the company’s operating platform, achieving excellent system uptime and building the foundation for increasing product delivery velocity and an improved member experience in 2006.

•	Posted 18 percent Adjusted EBITDA margins for the fourth quarter and full year 2005, including the impact of initial integration costs and increased marketing efforts to drive international online subscriptions.
Business Outlook
The following statements are based upon PlanetOut management’s current expectations and include the anticipated financial impact of the RSVP acquisition, which is not expected to close until late in the first quarter of 2006. These statements are forward-looking and actual results may differ materially. The company undertakes no obligation to update these statements.
For the first quarter of 2006, the company expects revenue to be between $15.5 and $16.5 million, Adjusted EBITDA to be between $500,000 and $1.0 million and GAAP net income to be between $0.0 and ($200,000).
For full year 2006, PlanetOut expects total revenue to be between $71.0 and $75.0 million, Adjusted EBITDA to be between $10.0 and $11.0 million and GAAP net income to be between $4.0 and $4.5 million.
PlanetOut’s business outlook for 2006 reflects our expectations with respect to several factors, including:
•	Revenue growth in all of the company’s primary business lines: advertising, subscription and transaction services, with anticipated seasonality in first quarter advertising services; expected growth in subscription services with the launch of a new lesbian brand and conversion of the company’s international promotional campaign into a paid service, both expected to occur in the second half of the year; and first and fourth quarter increases in the company’s transaction services revenue from the successful marketing of key travel and related events.

•	Continued Adjusted EBITDA growth and margin expansion with one-time acquisition- and integration-related expenses, particularly during the first and second quarters of 2006; increased marketing expenses to promote PlanetOut’s products and brands, particularly the launch of its new lesbian brand; investments in technology infrastructure and personnel; and increased general and administrative expenses associated with managing and growing a multi-platform, global media and entertainment company.

•	Continued net income growth with an increase in depreciation and amortization expenses associated, in part, with the amortization of intangible assets related to the LPI and RSVP acquisitions, and an increase in interest expenses as a result of seller-financing for a portion of the LPI transaction.
Conference Call and Webcast Information
The company plans to host a conference call and live webcast today at 5:30 p.m. ET/2:30 p.m. PT to discuss its results for fourth quarter and full year 2005, and its business outlook. Separately, a brief slide presentation will be utilized during the call and webcast from the “Investor Center” section of the company’s corporate website (www.planetoutinc.com). Investors in the United States and Canada can dial 800-218-0204, access code 11050972, to listen to the teleconference. International callers can access the call at 303-262-2143. A telephonic replay will also be available for two weeks after the live call at 800-405-2236 (international callers dial 303-590-3000), access code 11050972.
About PlanetOut Inc.
PlanetOut Inc. is the leading global media and entertainment company exclusively serving the lesbian, gay, bisexual and transgender (LGBT) community. PlanetOut’s brands include Gay.com, PlanetOut.com, Kleptomaniac.com, and OUT&ABOUT Travel, as well as localized versions of the Gay.com site, in English, French, German, Italian, Portuguese and Spanish. PlanetOut brands also include The Advocate (www.advocate.com); OUT (www.out.com); The OUT Traveler (www.outtraveler.com); and, HIVPlus (www.hivplusmag.com), as well as other publishing, direct marketing and e-commerce properties. PlanetOut, based in San Francisco with additional offices in New York, Los Angeles, London and Buenos Aires, offers FORTUNE 1000 and Global 500 advertisers access to what it believes to be the most extensive network of gay and lesbian people in the world. For more information, please visit www.planetoutinc.com.
Use of Non-GAAP Financial Measures
This press release includes the non-GAAP financial measures of Adjusted EBITDA, Adjusted net income, Adjusted earnings per share – basic and diluted, Unallocated Corporate Expenses and Adjusted EBITDA excluding Unallocated Corporate Expenses. These measures may be different than non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See “Note to Unaudited Condensed Consolidated Statements of Operations” and “Reconciliations to Unaudited Condensed Consolidated Statements of Operations” included in this press release for further information regarding these non-GAAP financial measures.
Forward-Looking Statements

In addition to the historical information contained herein, this press release contains forward-looking statements, including statements regarding PlanetOut’s anticipated future growth and financial performance, including growth and financial performance due to the recent acquisition of LPI Media and its related entities and its intended acquisition of RSVP Productions, as well as statements containing the words “believes,” “anticipates,” “expects,” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the company’s limited operating history and variability of operating results; the company’s ability to attract and retain subscribers and advertisers; the company’s ability to integrate the assets of recently acquired and planned-to-be-acquired entities; competition; timing of product launches; and the company’s dependence on technology infrastructure and the Internet. Additional information concerning factors that could affect PlanetOut’s future business and financial results is included in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and other public filings filed from time to time with the Securities and Exchange Commission (SEC), which are available at the SEC’s Web site at www.sec.gov. All such forward-looking statements are current only as of the date on which such statements were made. PlanetOut does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
All figures reported today are unaudited and may be subject to change.
Contact:
PlanetOut Inc.
James David, 415-834-6479 (Media Relations)
James.david@planetoutinc.com

PlanetOut Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands)

	Three months ended		Twelve months ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2005	2004	2005	2004
Revenue:
Advertising services	$5,660	$2,128	$11,724	$6,541
Subscription services	6,021	4,607	21,123	16,775
Transaction services	1,612	367	2,732	1,646

Total revenue	13,293	7,102	35,579	24,962

Operating costs and expenses:
Cost of revenue	5,201	1,871	11,786	7,503
Sales and marketing	3,340	2,451	10,821	8,250
General and administrative	2,333	1,132	6,470	4,169
Stock-based compensation (*)	747	410	998	2,134
Depreciation and amortization	1,040	783	3,495	2,457

Total costs and expenses	12,661	6,647	33,570	24,513

Income from operations	632	455	2,009	449
Other income (expense), net	134	(546)	903	(961)

Income (loss) before income taxes	766	(91)	2,912	(512)
Provision for income taxes	(88)	(1)	(204)	(25)

Net income (loss)	678	(92)	2,708	(537)

Accretion on redeemable convertible preferred stock	—	(89)	—	(1,402)

Net earnings (loss) attributable to common stockholders	$678	$(181)	$2,708	$(1,939)

Net earnings (loss) per share:
Basic	$0.04	$(0.01)	$0.16	$(0.40)

Diluted	$0.04	$(0.01)	$0.15	$(0.40)

Weighted-average shares used to compute net earnings per share:
Basic	17,261	14,035	17,116	4,837

Diluted	18,194	14,035	18,192	4,837

(*) Stock-based compensation expense is allocated as follows:
Cost of revenue	$140	$99	$177	$565
Sales and marketing	195	120	253	556
General and administrative	412	191	568	1,013

Total stock-based compensation expense	$747	$410	$998	$2,134

Supplemental Financial Data (See Note)
Adjusted EBITDA	$2,419	$1,648	$6,502	$5,040

Adjusted net income	$1,425	$318	$3,706	$1,597

Adjusted earnings per share:
Basic	$0.08	$0.02	$0.22	$0.33

Diluted	$0.08	$0.02	$0.20	$0.33

Weighted-average shares used to compute Adjusted earnings per share:
Basic	17,261	14,035	17,116	4,837

Diluted	18,194	14,035	18,192	4,837

PlanetOut Inc.
Note to Unaudited Condensed Consolidated Statements of Operations
This press release includes the non-GAAP financial measures of Adjusted EBITDA, Adjusted net income, Adjusted earnings per share — basic and diluted, Unallocated Corporate Expenses and Adjusted EBITDA excluding Unallocated Corporate Expenses, which are reconciled to net income, net earnings (loss) per share — basic and diluted, and general and administrative expenses, which PlanetOut believes are the most comparable GAAP measures. The company uses these non-GAAP financial measures for internal management purposes, when publicly providing its business outlook, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, income from operations, cash flow from operating activities and net income or net income per share calculated in accordance with generally accepted accounting principles.
Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation, equity in net income (loss) of unconsolidated affiliate and other income (expense), net. PlanetOut considers Adjusted EBITDA to be an important indicator of its operating strength, and believes that it is useful to management and investors in evaluating the operating performance of the company. PlanetOut deducts other income (expense), net, consisting primarily of interest income (expense) from net income in calculating Adjusted EBITDA because the company regards interest income (expense) as a non-operating item. This measure also eliminates the effects of depreciation and amortization, equity in net income (loss) of unconsolidated affiliate and stock-based compensation expense from period to period, as these items are not directly attributable to the performance of the company’s underlying business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the company’s businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expenses related to PlanetOut’s workforce. Management compensates for this limitation by providing supplemental information about stock-based compensation expense on the face of the consolidated statements of operations.
Adjusted net income is defined as net income excluding stock-based compensation expense. The company considers adjusted net income to be a profitability measure which facilitates the forecasting of PlanetOut’s operating results for future periods and allows for the comparison of its results to historical periods and to other companies in its industry. A limitation of adjusted net income is that it does not include all items that impact the company’s net income and net income per share for the period. Adjusted earnings per share — basic and diluted are defined as adjusted net income calculated on a basic and diluted per share basis, respectively.
To supplement its consolidated financial statements presented in accordance with GAAP, the company has also provided pro forma financial information for its historical properties as well as those properties it acquired in the November 2005 acquisition of substantially all of the assets of LPI Media Inc. and its related entities. PlanetOut has done this to enhance investors’ overall understanding of the company’s current financial performance relative to its historical performance, particularly given the mid-November closing date of the LPI transaction. As part of this non-GAAP supplemental information, included in “Unallocated Corporate Expenses” are those estimated expenses that historically have been reported as part of the heritage “General and Administrative” expenses of PlanetOut Inc., but that management believes support the corporate-level functions underlying all of its primary business lines: advertising, subscription, and transaction services across multiple subsidiaries. These unaudited estimates of unallocated corporate-level expenses include portions of the company’s executive, finance, accounting, legal, investor relations, and public-company shareholder expenses and other related costs including occupancy costs for these functions. Adjusted EBITDA excluding Unallocated Corporate Expenses is defined as Adjusted EBITDA for the company’s historical properties excluding Unallocated Corporate Expenses. PlanetOut has provided this additional pro forma financial measure to enhance investors’ understanding of those estimated general and administrative expenses that historically have been included in the financial statements of its heritage properties, but that management believes may be leveraged across multiple subsidiaries.
PlanetOut undertakes no obligation to provide or update any such estimates or supplemental information in the future.

PlanetOut Inc.
Supplemental Financial Information
Reconciliations to Unaudited Condensed Consolidated Statements of Operations
(Unaudited, in thousands)

	Three months ended		Twelve months ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2005	2004	2005	2004
Adjusted EBITDA:
Net income (loss)	$678	$(92)	$2,708	$(537)
Provision for income taxes	88	1	204	25
Other income (expense), net	(134)	546	(903)	961

Income from operations	632	455	2,009	449
Depreciation and amortization	1,040	783	3,495	2,457
Stock-based compensation expense	747	410	998	2,134

	$2,419	$1,648	$6,502	$5,040

Adjusted net income and earnings per share:
Net income (loss)	$678	$(92)	$2,708	$(537)
Stock-based compensation expense	747	410	998	2,134

Adjusted net income	$1,425	$318	$3,706	$1,597

Adjusted earnings per share:
Basic	$0.08	$0.02	$0.22	$0.33

Diluted	$0.08	$0.02	$0.20	$0.33

Weighted-average shares used to compute adjusted earnings per share:
Basic	17,261	14,035	17,116	4,837

Diluted	18,194	14,035	18,192	4,837

General and administrative expenses:
PlanetOut Inc. heritage properties	$572	$237	$1,300	$1,060
LPI Media and related properties	567	—	567	—
Unallocated corporate expenses	1,194	895	4,603	3,109

	$2,333	$1,132	$6,470	$4,169

Reconciliations to Adjusted EBITDA

Adjusted EBITDA by Properties:
PlanetOut Inc. heritage properties	$1,420	$1,648	$5,503	$5,040
LPI Media and related properties	999	—	999	—

Adjusted EBITDA	$2,419	$1,648	$6,502	$5,040

PlanetOut Inc. — Heritage Properties
Adjusted EBITDA	$1,420	$1,648	$5,503	$5,040
Unallocated corporate expenses	1,194	895	4,603	3,109

Adjusted EBITDA excluding unallocated corporate expenses:	$2,614	$2,543	$10,106	$8,149

PlanetOut Inc. — Heritage Properties
Condensed Statements of Operations
(Unaudited, in thousands)

	Three months ended		Twelve months ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2005	2004	2005	2004
Revenue:
Advertising services	$2,821	$2,128	$8,885	$6,541
Subscription services	5,048	4,607	20,150	16,775
Transaction services	310	367	1,430	1,646

Total revenue	8,179	7,102	30,465	24,962

Operating costs and expenses (excluding depreciation and amortization and stock-based compensation):
Cost of revenue	2,375	1,871	8,960	7,503
Sales and marketing	2,618	2,451	10,099	8,250
General and administrative less unallocated corporate expenses	572	237	1,300	1,060
Unallocated corporate expenses	1,194	895	4,603	3,109

Total costs and expenses	6,759	5,454	24,962	19,922

Adjusted EBITDA	$1,420	$1,648	$5,503	$5,040

Adjusted EBITDA excluding unallocated corporate expenses	$2,614	$2,543	$10,106	$8,149

LPI Media and Related Properties
Condensed Statements of Operations
(Unaudited, in thousands)

For the period from
Nov 8 - Dec 31,
2005
Revenue:
Advertising services	$2,839
Subscription services	973
Transaction services	1,302

Total revenue	5,114

Operating costs and expenses (excluding depreciation and amortization and stock-based compensation):
Cost of revenue	2,826
Sales and marketing	722
General and administrative	567

Total costs and expenses	4,115

Adjusted EBITDA	$999

PlanetOut Inc.
Condensed Balance Sheets
(Unaudited, in thousands)

	Dec 31,	Dec 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$18,461	$43,128
Accounts receivable, net	6,030	2,075
Prepaid expenses and other current assets	4,011	2,209

Total current assets	28,502	47,412
Property and equipment, net	8,168	7,011
Goodwill	27,329	3,403
Intangible assets, net	12,244	—
Investment in unconsolidated affiliate	—	57
Other assets	1,152	1,325

Total assets	$77,395	$59,208

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,213	$2,040
Accrued liabilities	3,090	1,469
Deferred revenue, current portion	8,717	3,506
Capital lease obligations, current portion	308	998
Notes payable, current portion	223	190
Deferred rent, current portion	202	—

Total current liabilities	13,753	8,203
Deferred revenue, less current portion	1,771	—
Capital lease obligations, less current portion	212	491
Notes payable, less current portion	7,075	142
Deferred rent	1,578	1,608

Total liabilities	24,389	10,444

Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	88,319	88,387
Note receivable from stockholder	(603)	(603)
Unearned stock-based compensation	—	(1,619)
Accumulated other comprehensive loss	(123)	(106)
Accumulated deficit	(34,604)	(37,312)

Total stockholders’ equity	53,006	48,764

Total liabilities and stockholders’ equity	$77,395	$59,208